As filed with the Securities and Exchange Commission on June 13, 2017	Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7900	46-3610035
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1131A Leslie Street, Suite 101

Toronto, Ontario

M3C 3L8

Canada

(647) 927-4644

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Alexander Starr

1131A Leslie Street

Suite 101

Toronto, Ontario M3C 3L8

Canada

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Robert C. Laskowski

Law Office

520 SW Yamhill St.

Suite 600

Portland, Oregon 97204-1329

(503) 241-0780

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided by Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of	Amount to be	Maximum Offering Price	Maximum Aggregate	Amount of Registration
Securities to be Registered	Registered (1)	Per Unit (2)(3)	Offering Price(3)	Fee (3)
Common Stock, par value $0.001 per share	5,000,000,000 Shares	$0.0006	$3,000,000	$347.70

(1)	The shares of our common stock being registered hereunder are being registered for resale by selling shareholders, as defined in the accompanying prospectus, pursuant Securities Purchase Agreements.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions
(3)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the closing price of the Registrant’s common stock as quoted by OTC Markets Group (OTC Pink) on May 25,2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated June 5, 2017

CHESS SUPERSITE CORPORATION

5,000,000,000 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to5,000,000,000 shares of common stock (the “Shares”) of Chess Supersite Corporation, a Delaware corporation (the “Company”, “Chess”, “we”, “us” and “our”) by the Selling Shareholders. The Shares being registered hereunder comprise of 888,000,000 shares of common stock that are issuable pursuant to Securities Purchase Agreement (“Blackbridge Purchase Agreement”) that we entered into with Blackbridge Capital on October 18, 2016.

Pursuant to the Blackbridge Purchase Agreement, from the date that the Securities and Exchange Commission has declared the Registration Statement of which this prospectus is a part effective (the “Effective Date”.) until the three-year anniversary thereof, we have the right to sell, from time to time, up to an aggregate of $4,000,000 in shares of common stock to Blackbridge Capital. The Company will control the timing and amount of future sales, if any, but we would be unable to sell the Shares to Blackbridge Capital if such purchase would result in beneficial ownership equaling more than 4.99% of our outstanding common stock. The purchase price of the Shares that may be sold to Blackbridge Capital under the Purchase Agreement will be equal to 13% discount to market. The maximum draw down amount will be limited to the lesser of $125,000 or 200% of the average daily trading volume for the ten (10) trading days immediately prior to the draw down request multiplied by the lowest trading price during that 10-day period.

Because the actual date and price per share for the Company’s draw down rights under the Purchase Agreement are unknown, the actual purchase price for the Shares is unknown and there is no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement. Although we are registering 5,000,000,000 shares, the number of shares actually issued under the Purchase Agreement may be substantially greater than the number registered. Please refer to the section of this prospectus entitled “Description of the Blackbridge Capital Purchase Agreement” for a more complete description of the Purchase Agreement.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We will need a substantial infusion of additional capital to continue as a going concern for the next twelve months from the date of this prospectus. We intend to raise capital to fund our operations through our sale of the Shares to Blackbridge Capital under the Blackbridge Purchase Agreement and through other private placements of our securities.

We are not selling any shares of our common stock in this offering. Therefore, we will not receive any proceeds from the sale of the Shares by Blackbridge Capital. We will, however, receive proceeds from the sale, if any, of the Shares to Blackbridge Capital pursuant to the exercise of our drawn down rights under the Purchase Agreement.

Blackbridge Capital may sell the Shares from time to time in the principal market on which the Shares will be traded at the prevailing market price or in privately negotiated transactions. Additional information describing how Blackbridge Capital may sell the Shares is set forth in the section entitled “Plan of Distribution” below. Blackbridge Capital is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the resale of the Shares.

Our common stock is quoted on OTC Pink under the symbol “CHZP”. The closing price of our common stock on June 5, 2017 was $0.0006.

Investing in our common stock involves significant risks, including, but not limited, to those set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will therefore be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2017

You should only rely on the information contained or incorporated in this prospectus. We have not authorized anyone to provide you with information that is different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell the securities. The information in this prospectus may only be accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of the securities.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including documents incorporated by reference into this prospectus, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding the Company and our common stock, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company has developed an online chess site featuring sophisticated playing zone, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources. Nearly 600 million people world-wide play chess. With the availability of global high speed Internet access, we anticipate that we will be able to deliver high quality product featuring broadcasts of top worldwide games, education, interactivity, playing and other services and facilitate the emergence of chess as a mainstream sport.

We believe that chess players have two major needs: (1) to play against each other and (2) to watch games of top players including Grandmasters. The viewing of chess games is particularly adaptable to the Internet to allow for real time or archived viewing while enjoying the comments, announcements and analyses of top experts. We have developed “Chess Stars” as an interactive and educational website that allows chess players to play online, watch broadcasted chess tournaments, learn to play and improve their skills and to participate in our patent-pending “Choose Your Moves and Win” contests. Utilizing advanced two-tier architecture, “Chess Stars” can support virtually an unlimited range of content and services designed to attract viewers. With a model similar to that of TV poker, viewers are able to see an odds matrix for any position on the chess board. Percentage of success for each move is based on statistics, computer analysis and our proprietary value calculations.

We are a development stage company with minimal revenues to date from our business activities. Consequently, we expect to experience losses from our operations in the near term. We will need to increase our sources of revenues. As a result, our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing. For the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our development activities.

Corporate History

We were incorporated in the State of Delaware in July 2013 under the name River Run Acquisition Corporation. In May 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, our name was changed to Chess Supersite Corporation. In July 2014, we acquired certain assets (the “Acquisition”) of Chess Supersite, Inc., a corporation existing under the laws of Ontario, Canada. The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement (the “Agreement”) dated July 23, 2014. In the Acquisition, we acquired all right, title and interest in and to the properties, assets, interests and rights of Chess Supersite, Inc., including the contracts and intellectual property which were related to the business of developing, operating and maintaining a website focused on the game of chess. Our principal executive offices are located at 1131A Leslie Street, Suite 101, Toronto, Ontario, Canada M3C 3L8 and our telephone number is (647) 927-4644.

The Offering

This prospectus describes the offer and sale from time to time of up to 5,000,000,000 shares of our common stock by Blackbridge Capital issuable pursuant to a Securities Purchase Agreement we entered into with Blackbridge Capital on October 18, 2016.

Pursuant to the Blackbridge Purchase Agreement, from the date that the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part (“Effective date”) until the three-year anniversary thereof, we have the right to sell, from time to time, up to an aggregate of $4,000,000 of shares of common stock to Blackbridge Capital. The Company will control the timing and amount of future sales, if any, but we would be unable to sell shares to Blackbridge Capital if such purchase would result in its beneficial ownership equaling more than 4.99% of our outstanding common stock. The purchase price of the shares that may be sold to Blackbridge Capital under the Purchase Agreement will be equal to a 13% discount to the lowest trading price for our common stock for the ten (10) trading days immediately following the delivery of shares to Blackbridge Capital (“Valuation Period”). The maximum draw down amount allowed under the Purchase Agreement is the lesser of $125,000 or 200% of the average daily trading volume for the ten (10) trading days immediately preceding the draw down notice, multiplied by the lowest trading price for the our common stock over the ten (10) trading days immediately preceding the draw down notice. We may deliver our first draw down notice ten (10) trading days from the Effective Date. All subsequent draw down notices may be submitted to Blackbridge Capital no sooner than one (1) day after the end of the Valuation Period.

Because the actual date and price per share for our drawn down rights under the Blackbridge Purchase Agreement are unknown, the actual purchase price for the shares is unknown and there is no maximum amount of our shares that may be issued by us pursuant to the Purchase Agreement. Accordingly, we must caution that, although we are registering 5,000,000,000 shares, the number of shares actually issued under the Blackbridge Purchase Agreement may be substantially greater than the amount registered. As previously stated, please refer to the section of this prospectus entitled “Description of the Blackbridge Capital Purchase Agreement” Note” for a more complete description of the Purchase Agreement.

As of June 5, 2017, there were 331,520,510 shares of our common stock issued and outstanding, of which 186,955,510 shares were held by non-affiliates. If all of the 5,000,000,000 shares offered under this Prospectus were issued and outstanding as of June 5, 2017, such shares would represent 96.4% of the total number of shares of our common stock and 97.3% of the total number of outstanding shares held by non-affiliates.

If we elect to issue and sell to Blackbridge Capital more than the 5,000,000,000 shares offered under this prospectus, which we have the right, but not the obligation, to under the Blackbridge Purchase Agreement, we will be required to first register for resale any such additional shares which could cause substantial dilution to our stockholders. The number of shares we ultimately offer for resale by Blackbridge Capital is dependent upon the number of shares we sell to them which is, in turn, dependent upon the market price of our common stock.

The issuance of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of common stock held by our existing stockholders will not decrease, the shares held by our existing stockholders will represent a smaller percentage of our total outstanding shares after the any such issuance to Blackbridge Capital.

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Securities Offered

Common Stock Offered by Blackbridge Capital:	5,000,000,000 shares

Common Stock Outstanding Prior to the Offering:	331.520,510 shares (a)

Common Stock to be Outstanding after giving
effect to the total issuance of 5,000,000,000 Shares	5,331,520,510 shares (a)

Use of Proceeds:	We will not receive any proceeds from the sale of our common stock by Blackbridge Capital. However, we may receive up to $4,000,000 from the sale of the shares by Blackbridge Capital under the Purchase Agreement. Any proceeds that we receive from sales to Blackbridge Capital under the Purchase Agreement will be used for operations and general working capital purposes. See, “Use of Proceeds”.

Risk Factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” for a discussion of certain of the risks you should consider carefully before making an investment decision to purchase our common stock.

OTC Markets Group trading symbol:	CHZP

______________________________________

(a) Based on shares of common stock outstanding on June 5, 2017 and excludes (i) 1,000,000 shares of preferred stock which is convertible into 100,000,000 shares of common stock; and (ii) shares of common stock underlying other outstanding convertible promissory notes.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the Shares, we considered several factors including (i) prevailing market conditions; (ii) our capital structure; and (iii) our future prospects. The public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for our common stock. We cannot offer any assurances that a public market for our securities will develop and continue or that the securities will ever trade at or higher than the offering price in this offering.

DESCRIPTION OF THE BLACKBRIDGE CAPITAL PURCHASE AGREEMENT

General

On October 18, 2016, we entered into an equity facility with Blackbridge Capital consisting of a Securities Purchase Agreement ("Purchase Agreement") and the issuance of a $140,000 convertible note as a commitment fee. Pursuant to the terms of the Purchase Agreement, we agreed to register for resale all of the shares of common stock that may be issued to Blackbridge Capital under the Purchase Agreement. Since Blackbridge will utilize Rule 144 to sell shares it acquired under the convertible note, we are only registering the shares pursuant to the Purchase Agreement.

Purchase of Shares under the Purchase Agreement

Under the Purchase Agreement, we may direct Blackbridge Capital to purchase up to $4,000,000 shares of our common stock. The closing of the sale of the shares will occur on the tenth trading day following our request for Blackbridge Capital to purchase the shares. The purchase price per share will be equal to 87% of the lowest closing bid price of the common stock for the ten consecutive trading days immediately following our request for Blackbridge Capital to purchase the shares. There is no minimum amount that we may require Blackbridge Capital to purchase at any one time. The Company may not require Blackbridge Capital to purchase shares under the Purchase Agreement if such purchase, together with the shares of common stock underlying the Note, would result in Blackbridge Capital's beneficial ownership exceeding 4.99% of the outstanding common stock. Furthermore, the Company may not require Blackbridge Capital buy, at any one time, more than the lesser of $125,000 or 200% of the average daily trading volume for the ten (10) trading days immediately preceding the draw down notice, multiplied by the lowest trading price for the Company's common stock over the ten (10) trading days immediately preceding the draw down notice. Additional draw down requests may be made the later of (i) eleven (11) trading days following delivery and clearing of shares in Blackbridge Capital’s brokerage account from the Company's previous draw down request, or (ii) the date which Blackbridge Capital has liquidated any remaining shares from the preceding draw down by the Company. Other than as set forth above, there are no trading volume requirements or restrictions under Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Blackbridge Capital under the Purchase Agreement.

Under the Purchase Agreement, the following conditions must be satisfied in order for us to sell shares of our common stock to Blackbridge Capital:

·The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the sale by Blackbridge Capital of the shares to be purchased by it, and (i) we have not received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there is no other suspension of the use or withdrawal of the effectiveness of the registration statement or this prospectus.

·Our representations and warranties contained in the Purchase Agreement must be true and correct in all material respects, except for representations and warranties specifically made as of a particular date.

·We must have performed in all material respects all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us.

·No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered , promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

·No event shall have occurred which could reasonably be expected to have a material adverse effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations

·The Shares shall have been authorized for quotation on the OTCBB (or any equivalent replacement quotation service) and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.

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·The number of shares of our common stock to be purchased by Blackbridge Capital at a particular closing may not exceed the number of shares that, when aggregated with all other shares of common stock then beneficially owned by it, would result in Blackbridge Capital owning more than 4..99% of all of our outstanding common stock.

Blackbridge Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the Purchase Agreement.

Contemporaneously with the execution of the Purchase Agreement, Blackbridge Capital purchased three (3) Convertible Promissory Notes from the Company in the aggregate principal amount of $265,000. The Notes are in the principal amount of $25,000; 100,000; and $140,000. The notes bear interest at the rate of 7% per annum and each note grants Blackbridge Capital the right to convert the principal balance and accrued and unpaid interest into shares of the Company’s common stock. The conversion price for the $25,000 and $100,000 notes is 57.5% of the lowest trading price of our common stock during the immediately preceding twenty (20) trading days prior to conversion. The conversion price for the $140,000 note is 80% of the lowest trading price of our common stock during the immediately preceding twenty (20) trading days prior to conversion. As of the date of this prospectus, Blackbridge Capital has exercised its conversion rights under the notes with respect to $34,408.00. The shares to be issued upon conversion of these notes are not covered by this registration statement.

Effect on our Shareholders of the Issuance of Common Stock under the Purchase Agreement

All shares of common stock registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering under issuable under the Purchase Agreement will be sold over a period beginning on the date that the registration statement including this prospectus becomes effective through the two-year anniversary thereafter. The sale of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Blackbridge Capital may ultimately purchase all, some or none of the shares of common stock not yet issued but registered in this offering. lf we sell these shares to Blackbridge Capital, Blackbridge Capital may sell all, some or none of such shares. Therefore, sales to Blackbridge Capital by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Blackbridge Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Blackbridge Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Blackbridge Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the term of the Purchase Agreement, we have the right, but not the obligation, to direct Blackbridge Capital to purchase up to $4,000,000 of our common stock. Depending on the price per share at which we sell our common stock to Blackbridge Capital, we may be authorized to issue and sell to Blackbridge Capital under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Blackbridge Capital under this prospectus is dependent upon the number of shares we direct Blackbridge Capital to purchase under the Purchase Agreement.

SELLING STOCKHOLDER

The following table sets forth the shares beneficially owned, as of June 5, 2017, by the selling stockholder prior to the offering contemplated by this prospectus, the number of shares the selling stockholders are offering by this prospectus and the number of shares they would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 331,520,510 shares of our common stock issued and outstanding as of June 5, 2017. Other than the securities described in this prospectus under "Description of the Purchase Agreement” the selling stockholder does not hold any options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Number	Number of		Shares Beneficially
	of Shares	Shares to be		Owned After the
Name	Owned (a)	Offered (b)		Offering		Percent

Blackbridge Capital Group, LLC	32,820,530	5,000,000,000	(c)	527,820,530	(d)	9.99%

____________________________

(a)	Based on 331,520,510 outstanding shares of our common stock as of June 5, 2017
(b)	The actual date and price per share for the Company's draw down right under the Purchase Agreement is unknown and purchase price under the Purchase Agreement are unknown. Accordingly, the actual shares issuable pursuant to the Purchase Agreement may be more or less than the amount of shares being registered herein.
(c)	Includes all 5,000,000,000 shares of common stock that are to be registered herein, even though the Company may not be able to sell all 5000,000,000 shares to Blackbridge Capital during the two-year period following the effective date of this registration statement, because of the draw down limits based upon trading volume and price of our common stock.
(d)	Due to the draw down limits and the ownership limits, Blackbridge Capital should never own more than 9.99% of our outstanding stock. The shares is an estimate of the maximum amount of stock Blackbridge Capital would hold at any one time.

Except for the Purchase Agreement, and the shares as described in this prospectus, there is no prior or existing material relationship between the Company or any of our directors, executive officers, or control persons and the selling stockholders.

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PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTC Pink. Blackbridge Capital may, from time to time, sell any or all of our shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.

The selling stockholder may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	to cover short sales made after the date that this registration statement is declared effective by the SEC;

·	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

Blackbridge Capital may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

Blackbridge Capital may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

If we are notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker- dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Blackbridge Capital may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Blackbridge Capital and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker- dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder's business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised the selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stocks under the Exchange Act. The shares may remain penny stocks for the foreseeable future. The classification of our shares as penny stocks makes it more difficult for a broker-dealer to sell the stock into a secondary marl<et, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document approved by the SEC, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act; (iii) contains a brief; clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

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In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M of the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

USE OF PROCEEDS

This Prospectus concerns shares of our common stock that may be offered and sold from time to time by Blackbridge Capital. We will not receive any proceeds from the sale of shares by either Blackbridge Capital in this offering. However, we may receive gross proceeds of up to $4,000,000 under the Purchase Agreement, assuming we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Blackbridge Capital. We currently expect to use the proceeds from the sale of shares to Blackbridge Capital to pay for operating expenses and general working capital. We will have broad discretion in determining how we will allocate the proceeds from any sales to Blackbridge Capital. Even if we sell $4,000,000 worth of common stock to Blackbridge Capital under the Purchase Agreement, we may need to obtain additional financing in the future in order to fund our current and future planned operations. We may seek such additional financing in the private and/or public equity markets. We will continue to evaluate additional equity financing opportunities and may execute them when appropriate. However, we cannot offer any assurances that we will consummate such additional financing.

SHARES ELIGIBLE FOR FUTURE SALES

Prior to this offering, there has been a limited market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market prices prevailing from time to time. Since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 1,199,173,968 shares of common stock issued and outstanding. Of these shares, the shares of common stock being offered will be freely tradable with without restriction or registration under the Securities Act by persons other than “affiliates” of the Company, as defined in the Securities Act, who would be required to sell such shares under Rule 144 under the Securities Act. The remaining 144,565,000 shares of our common stock outstanding will be “restricted securities” as that term is defined in Rule 144 (“Restricted Securities”). The Restricted Securities were issued and sold by the Company in private transactions in reliance on exemptions from registration under the Securities Act. Of the Restricted Securities, at least 565,000 shares will be eligible for sale in the public market pursuant to Rule 144 under the Securities Act immediately after the date of this prospectus. Additional shares will be eligible for sale in the public market pursuant to Rule 144 from time to time. Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of certain public information about the Company in addition to manner of sale provisions and notice requirements. A person, or persons whose shares are required to be aggregated, who is not deemed an “affiliate” of the Company at any time during the 90 days immediately preceding the sale and who had beneficially owned the “Restricted Securities” for at least six months is entitled to sell such shares under Rule 144 under the Securities Act without regard to any resale limitations or other requirements of Rule 144.

RISK FACTORS

The shares of our common stock being offered for resale by Blackbridge Capital are highly speculative, involve a high degree of risk and should be purchased only by person who can afford to lose their entire amount invested in the common stock. Prospective investors should carefully consider the following risk factors, along with other matters referred to herein, in evaluating our business before purchasing any shares of our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected which, in turn, could result in the loss of all or part of your investment

Risks Related to Our Company and Its Business

We may require additional funds in the future to achieve our business strategy and our ability to obtain funding will have an adverse effect on our business, financial condition and results of operations.

We may need to raise additional funds through public or private debt and/or equity sales in order to fund our operations. These financings may not be available when needed. Even if such financings were available, they may not be on terms and conditions that we deemed acceptable, both for our interests and the interests of our stockholders. The inability to obtain financing would have an adverse effect on our ability to successfully implement our current business plan and, as a result, could, in extreme circumstances, require us to reduce, suspend or terminate our business.

We have generated nominal revenues to date.

We have generated nominal revenues to date and we have nominal assets. Our lack of an operating history in our business makes it difficult to evaluate our business. We face all of the typical risks associated with a new business with all of the unforeseen costs, expenses, problems and uncertainties to which such ventures are subject. As a result, we expect to incur substantial operating losses for the near future. We cannot offer any assurances that we will be able to generated revenues or profits from our business or that we will be able to generate or sustain profitability in the future.

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We expect losses in the future because our revenues are currently insufficient to offset costs

As reflected in our financial statements included in this prospectus, we have an accumulated net loss of $4,742,306 since inception. Because we have nominal current revenues, we are expecting losses over the next twelve (12) months because we do not yet have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot offer any assurances that we will be successful in generating sufficient revenues in the future.

As a result of the foregoing risks, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern. Our auditor’s report in our financial statements for the fiscal year ended December 31, 2016 contains a going concern opinion. We had a net loss of $2,344,668 for our year ended December 31, 2016 , an accumulated deficit of $5,451,931 as of December 31, 2016 and insufficient cash resources to meet our business objectives, all of which raise substantial doubt about our ability to continue as a going concern. We continue to actively seek additional sources of capital to fund current and future operations. We cannot offer any assurances that we will be successful in raising additional capital or successfully develop our business.

If our online chess games and services do not maintain their popularity, our results of operations could be harmed.

We must continuously develop new features and expand, upgrade, enhance and refine existing games, lessons, viewing capability and other features of our website that are attractive to a significant number of players. Such constant enhancement requires the investment of significant resources and such costs are expected to increase. We may not be able to successfully enhance, expand or upgrade our website, causing a reduction in the number of players and users. Any decrease in the popularity of our website and content in general, any breach of website security or prolonged server interruption, any loss of rights to any intellectual property underlying such content, or any other adverse developments relating to the website’s most popular features, could harm the Company’s results of operations.

Our business operates in a new and rapidly changing industry, which makes it difficult to evaluate its business and prospects.

The online game industry is a new and rapidly evolving industry. The growth of the online game industry and the level of demand and market acceptance for such products are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors, many of which are beyond our control. Our ability to plan for game and website development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in user preferences. New and different types of entertainment may increase in popularity at the expense of online games. A decline in the popularity of chess and/or online games in general, or the Company’s games in particular, would harm our business and prospects.

Any interruption of our infrastructure could negatively impact our operations and business.

Our technology infrastructure is critical to the performance of our website, games, video viewing and general user satisfaction. Our website operates on systems run by third parties beyond our control and which would require significant time to replace. Any website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints may harm Company’s reputation and operations. To the extent we do not effectively address capacity constraints, upgrade its systems as needed and continually improve technology and network architecture to accommodate increasing traffic, our business and operating results may suffer.

Security breaches, computer viruses and computer hacking attacks could harm our business, reputation, brand and results of operations.

Our website and website features may be subject to security breaches, computer malware and computer hacking attacks. These breaches and attacks have become more prevalent in the Company’s industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm the Company’s business, financial condition and operating results.

If an actual or perceived breach of the Company’s security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and players, and would suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, changed security, and system protection measures.

Our officers and directors beneficially own and will continue to own a majority of our voting stock after the offering and, as a result, can exercise control over stockholder and corporate actions.

Rubin Schindermann and Alexander Starr, our current CEO and President, respectively, as well as our sole directors, are currently the beneficial owners of approximately 73% of our outstanding common stock and 100% of our Series A Preferred Stock, each share of which have voting rights at all times equal to 2x the number of shares of common stock issued and outstanding. As such Mr. Schindermann and Mr. Starr will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership could limit out stockholders’ ability to influence corporate matters and may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares. So long as our management and affiliated persons collectively control a significant portion of our common stock, these individuals and/or entities controlled by them, will continue to be able collectively to strongly influence or effectively control the Company’s operations.

We will continue to rely on our current management team to manage our business effectively.

Our future success is dependent in large part upon our ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on Rubin Schindermann and Alexander Starr and, to provide the necessary experience and background to execute the Company's business plan. The loss of any of their services could impede our ability to develop the Company’s objectives, particularly in its ability to operate a website and as such would negatively impact the Company's possible overall development.

The time devoted by our current management may not be full-time.

It is not anticipated that Mr. Schindermann or Mr. Starr would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact our business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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The Company may face significant competition from companies involved in the online gaming industry

The online gaming industry is highly competitive. This competitive market creates the risk of adverse impact to our revenues due to the potential need to increase spending, reduce prices, and thus reduce margins, in order to stay competitive. We compete with companies that develop games for networks, on both web and mobile, vary in size and include companies such as DeNA Co. Ltd. (Japan), Electronic Arts Inc., Gameloft SA, GREE International, Inc., Glu Mobile Inc., King.com Inc., Zynga, Inc., Rovio Mobile Ltd., Supercell Inc., GungHo Online Entertainment, Inc., Kabam and The Walt Disney Company. Furthermore, we expect new competitors to continuously enter the market and existing competitors to allocate more resources to develop and market competing games and applications. There are presently a number of chess online sites such as Chess.com; InstantChess; Sparkchess and Chess 24. Certain competitors may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. We may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors.

Risks Related to Our Common Stock

In addition to the securities that have been or may in the future be issued to Blackbridge Capital, the Company has convertible notes outstanding, the conversion of which may be expected to dilute the value of our shares.

The Company has $701,519 in convertible promissory notes outstanding that are convertible into our common stock at conversion prices that are a discount to the prevailing market price of our common stock. If these notes are converted into our common stock, such issuances will cause our existing shareholders’ interests to be diluted which could negatively affect the value of our stockholders’ shares.

We may in the future issue additional shares of our common stock which may have a dilutive effect on our stockholders.

Our Articles of Incorporation, as amended, authorize the issuance of 2,000,000,000 shares of common stock, of which 331,520,510 shares are issued and outstanding as of May 25, 2017. The future issuance of our common stock and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of shares held by our stockholders and may have an adverse effect on any trading market for our common stock. Other than as disclosed, we currently have no plans, arrangements or understandings to issue additional shares of common stock.

We may issue shares of preferred stock in the future that may adversely impact the rights of the holders of our common stock.

Our Articles of Incorporation, as amended, authorize the issuance of 20,000,000 shares of preferred stock, of which 1,000,000 are designated as Series A Preferred Stock and are issued and outstanding as of May 25, 2017. The Series A Preferred Stock are held by our officers and directors, Rubin Schindermann and Alexander Starr, in the amount of 500,000 shares each. The Series A Preferred Stock have so-called “super voting rights” on any matters requiring shareholder approval. In addition, the Series A Preferred Stock are convertible into our common stock at the ratio of 100 shares of common stock for each share of Series A Preferred Stock. Our board of directors will have the authority to fix and determine the relative rights and preferences of any future issuances of preferred stock, as well as the authority, to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to the holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, the rights of the holders of our common stock could be impaired thereby. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make the removal of management more difficult. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, such as our existing Series A Preferred Stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

The Company does not intend to pay dividends to its stockholders.

We do not expect to pay any dividends in the foreseeable future. We will retain future earnings for funding the Company’s growth and development. The declaration and payment of dividends, if any, will be at the sole discretion of our board of directors, which has the right to change our dividend policy at any time.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

We are subject now and will likely continue to be subject to the Penny Stock rules so long as the trading price of the Company's common stock is below $5.00 per share. If the price of the common stock is below such level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Our Articles of Incorporation provide for indemnification of our officers and directors and limits their potential or actual liability which may result in significant cost to us and damage the interests of our stockholders.

Our Articles of Incorporation include provisions that eliminate the personal liability of the officers and directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware. These provisions eliminate the liability of our officers and directors to the Company and our stockholders for monetary damages arising out of any violation of an officer’s or a director’s fiduciary duty of care.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

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Risks Related to the Purchase Agreement with Blackbridge Capital

The sale of our common stock to Blackbridge Capital may cause dilution and the sale of shares of common stock acquired by Blackbridge Capital or the perception that such sales may occur could cause the price of our common stock to fall.

On October 18, 2016, we entered into the Purchase Agreement with Blackbridge Capital. Pursuant to the Purchase Agreement, Blackbridge Capital has committed to purchase up to an aggregate of $4,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Blackbridge Capital at our discretion from time to time, beginning after the registration statement that includes this Prospectus has been declared effective by the Securities and Exchange Commission and concluding on the two-year anniversary thereof. The purchase price per share for the shares that we may sell to Blackbridge Capital under the Purchase Agreement will fluctuate based on the price of our common stock and will be equal to 87% of the lowest closing bid price of the common stock for the ten (10) consecutive trading days immediately following our request for Blackbridge Capital to purchase the shares. Depending on market liquidity at eh time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and the amount of any sales of our shares to Blackbridge Capital, except that, pursuant to the Purchase Agreement, we would be unable to sell shares to Blackbridge Capital if such purchase would result in beneficial ownership equaling more than 4.99% of the outstanding common stock. Blackbridge Capital may ultimately purchase all, some or none of the shares of our common stock that be sold pursuant to the Purchase Agreement and, after it has acquired the shares, Blackbridge Capital may sell all, some or none of those shares. Therefore, sales to Blackbridge Capital by could result in substantial dilution to our stockholders. In addition, the sale of a substantial number of shares of our common stock to Blackbridge Capital, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Blackbridge Capital will pay less than the then-prevailing market price for our common stock for purchases under the Purchase Agreement

The common stock to be sold under the Purchase Agreement will be purchased at a 13% discount to the lowest closing bid price of our common stock for the ten (10) consecutive trading days immediately following the delivery of shares to Blackbridge Capital. We may not issue a new or additional draw down notice until the later of (i) the eleventh day after delivery of shares to Blackbridge Capital from the preceding draw down; and (ii) the date which Blackbridge Capital has liquidated any remaining shares from the preceding draw down by the Company. Blackbridge Capital has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted purchase price and the market price. If Blackbridge Capital sells the shares, the price of our common stock could decrease. If our stock price decreases, Blackbridge Capital may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

DIVIDEND POLICY

We have never declared nor paid a cash dividend. We currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors considers relevant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Our common stock is quoted on the OTC Markets Group OTC Pink under the symbol “CHZP”. Our common stock commenced trading in the December 2015. The high and low closing prices of our common stock as reported by OTC Markets for the periods indicated are set forth below.

Period Ended	High	Low

March 30, 2017	0.0145	0.0025

December 30, 2016	0.025	0.02
September 30, 2016	0.06	0.05
June 30, 2016	0.39	0.33
March 30, 2016	0.26	0.25

December 30, 2015	1.25	1.25

On May 25, 2017, the closing price of our common stock as quoted by OTC Markets was 0.0045. The OTC Markets prices set forth in the foregoing table represent inter-dealer quotations without adjustments for retail mark up, mark-down or commissions and may not represent the prices of actual transactions.

Our common stock is subject to the provisions of Section 15(g) and Rule 15G-9 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), commonly referred to as the “penny stock” rule. Section 15G sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules requires a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC that (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties or other requirements the securities laws; (c) contains a brief, clear narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquires on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and )f) contains such other information and is in such form, including language, type, size and format, as the SEC may require.

The broker-dealer also must provide the customer, prior to effecting any transactions in penny stock, with (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask price apply, or other comparable information related to the depth and liquidity of the market for such stock; and (d) monthly accounts statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt for those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock because our common stock is subject to the penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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As of May 25 2017, we had 37,909,297 shares of common stock issued and outstanding held by 46 shareholders of record. Our transfer agent is VStock Transfer, LLC, and 18 Lafayette Place, Woodmere, NY 11598.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from our unaudited condensed interim financial statements for the three months ended March 31, 2017 and were prepared and presented in accordance with generally accepted accounting principles in the United States.

Forward Looking Statements

Some of the statements contained herein that are not historical facts are “forward -looking statements” which can be identified by the use of the terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained herein, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	Our ability to attract and retain management;

•	Our ability to enter in to long-term supply agreements for the mineralized material;

•	General economic conditions; and

•	Other factors discussed in Risk Factors.

All forward looking statements made herein that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements you are cautioned not to place undue reliance on such forward looking statements.

Overview

The Company was incorporated on July 2, 2013 under the laws of the state of Delaware to operate an online chess site featuring sophisticated playing zones, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources.

The Company registered its common stock on a Form 10 registration statement filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12(g) thereof. The Company files with the Securities and Exchange Commission periodic and current reports under Rule 13(a) of the Exchange Act, including quarterly reports on Form 10-Q and annual reports Form 10-K.

In May, 2014, the Company effected a change in control by the redemption of the stock held by its original shareholders, the issuance of shares of its common stock to new shareholders, the resignation of its original officers and directors and the appointment of new officers and directors.

The Company issued 1,000,000 shares of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 66.7% of the total outstanding 1,500,000 shares of common stock as follows:

500,000	Rubin Schindermann
500,000	Alexander Starr

With the issuance of the 1,000,000 shares of stock and the redemption of 20,000,000 shares of stock, the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company changed its name as part of the change in control.

Business and Plan of Operations

The Company operates an online chess site featuring sophisticated playing zones, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources. We believe that chess players have two major needs: (i) to play against each other and (ii) to watch chess matches between to players including Grandmasters. To meet that need, we have developed “Chess Stars” as an interactive and educational website that allows chess players to play online, watch broadcasted chess tournaments, learn to play and improve their skills and to participate in our patent-pending “Choose Your Moves and Win” contests. Utilizing advanced two-tier architecture, “Chess Stars” can support virtually an unlimited range of content and services designed to attract viewers. With a model similar to that of TV poker, viewers are able to see an odds matrix for any position on the chess board. Percentage of success for each move is based on statistics, computer analysis and our proprietary value calculations. The viewing of chess games is particularly adaptable to the Internet to allow for real time or archival viewing while enjoying the comments, announcements and analyses of top chess experts. We anticipate we will be able to deliver high quality viewing and game-playing experiences featuring broadcasts of top worldwide games, education, interactivity, playing and other services and facilitate the emergence of chess as a mainstream sport.

In October 2016, we started our Chess Stars Club Membership Program. Club members enjoy free entry to all events, including our cash prize events. Club membership costs $12.95 per month or $99.00 per year. At the present time, we have sold 93 Club memberships. We have derived our revenues at date from the sale of Club memberships and our live events such as Chess Stars Camps, live chess tournaments and Chess Festivals with attendees paying on the average of $50.00 per person.

We have spent approximately $470k on software development and have issued shares fair valued at approximately $1.9mn to consultants and advisors. These expenses have been partially capitalized as Intangible Assets and the remaining part has been reported by us on the statement of operations as website development, software development and advisory and consulting expenses, and represent a major value to the Company and its investors.

The Company, acquired certain assets (the “Acquisition”) of Chess Supersite, Inc., a corporation existing under the laws of Ontario, Canada. The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement (the “Agreement”) dated July 23, 2014 and in exchange for the issuance of 5,000,000 shares of common stock to Chess Supersite, Inc. The purpose of the Acquisition was to develop the Company’s business and build substantive operations from this initial base of assets, as well as to facilitate and prepare the Company for a registration statement and/or public offering of securities. On December 11, 2014 the Company filed a form 8-K, changing the status of the company from shell to operating.

The Company has started to generate revenues. There is currently no income or cash flows from operations, however due to the high initial costs. The Company's independent auditors have substantial doubt about the Company's ability to continue as a going concern. At present, continuation of the Company as a going concern is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue its operations.

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Results of Operations

We have not generated significant revenue to date and consequently our operations are subject to all of the risks inherent in the establishment of a new business enterprise. Our analysis on the performance of the Company is as follows:

Balance sheet – As at March 31, 2017 and December 31, 2016

Cash

At March 31, 2017 we had cash of $17 compared to $16,262 as at December 31, 2016. The decrease is due to payments of software development, consulting, professional and legal expenses during the period.

Prepaid asset

Prepaid asset amounting to $140,000 represents commitment fee owed by us to a certain investor in respect of a drawdown facility which is not yet active.

Intangible assets

Intangible assets represents the amount incurred by the Company related to the development of the online chess gaming website. During the quarter ended March 31, 2017, intangible assets amounting to $nil were capitalized as compared to $137,611 during the year ended December 31, 2016.

Accounts payable and accrued liabilities

At March 31, 2017 we had $331,450 of accounts payable and accrued liabilities as compared to $277,518 as at December 31, 2016. The balance primarily represents software development charges amounting to $247,306, interest on promissory notes amounting to $55,443, marketing services cost amounting to $13,650, rent amounting to $3,000, legal fee amounting to $5,000, accounting fee accrual of $2,500, and review fee accrual of $3,000.

Payable to related parties

At March 31, 2017 we had $489,697 of amount payable to related parties as compared to $514,697 as at December 31, 2016. The balance represents management services fee outstanding to the two shareholder/managers of the Company.

Shareholder advances

At March 31, 2017 we had $169,084 of shareholder advances as compared to $144,474 as at December 31, 2016. The balance represents Company expenses personally paid by shareholders.

Convertible promissory notes payable

In January 2017 we entered into an agreement with an investor and issued them a convertible promissory note amounting to $33,000. The outstanding amount under the note is due on or before November 5, 2017. We accrued interest on these notes during the three months ended March 31, 2017 amounting to $28,031.

Statement of Operations – For the three months March 31, 2017 and 2016:

Revenue

Revenue of $969 represents membership fee for the Company’s chess gaming website.

Expenses

Our expenses are classified primarily into advisory and consultancy fee, salaries and wages, legal and professional fees, software development expense and website development and marketing expense. The significant decrease in overall expenses for the three months ended March 31, 2017 compared to 2016 is due to the company’s limited operations in the comparative period. During the period, we also hired several independent consultants to provide us services with respect to our chess gaming website.

Expenses for the three months ended March 31, 2017 primarily represented Advisory and consultancy fee amounting to $36,000, salary for two employees amounting in total to $75,000, legal and professional charges of $32,366 comprising audit, accounting and Edgar agent fee, software development expense of $30,400, website development and marketing expense amounting to $24,321 for the development of the Company’s website Chessstars.com and its marketing and publicity, rent and utilities amounting to $4,855, depreciation expense of $3,440, office and general expenses amounting to $18.

Other expenses comprised, change in fair value of derivative liability amounting to $307,421 and interest and bank charges amounting to $28,248.

At March 31, 2017, we had a working capital deficit of $2,341,400. We are actively seeking various financing operations to meet the working capital requirements.

To date we have relied on third parties to provide financing for our operations by way of private placements. The proceeds may not be sufficient to effectively develop our business to the fullest extent to allow us to maximize our revenue potential, in which case, we will need additional capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Revenue is recognized when persuasive evidence of an arrangement exists, services have been performed, the amount is fixed and determinable, and collection is reasonably assured.

Other critical accounting policies are described in the Company’s Form 10-K for the year ended December 31, 2016.

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Subsequent Events

In April 2017, we issued 40,000,000 shares of preferred stock each, to Rubin Schindermann and Alexander Starr, as consideration for advisory and consultancy services, which were recorded at fair value. In April 2017, we issued 8,000,000 shares of common stock to individuals on conversion of convertible promissory notes amounting to $13,600.

Description of Property

Our principal executive office is located at 1131A Leslie Street, Suite 101, Toronto, Ontario, Canada, M3C 3L8.

THE BUSINESS OF THE COMPANY

History

We were incorporated in the State of Delaware on July 2, 2013, under our original name of River Run Acquisition Corporation. On May 5, 2014, we issued 500,000 shares of common stock to Rubin Schindermann and 500,000 shares of Common Stock to Alexander Starr. With the issuance of these shares and the redemption of 19,500,000 shares of common stock issued to our original officers, directors and shareholders, we effected a change of control. Mr. Schindermann and Mr. Starr became our new officers and directors. They accepted the resignations of our original founding officers and directors. Effective May 13, 2014, the Company changed its name to Chess Supersite Corporation.

On July 23, 2014, we acquired certain assets (“Acquisition”) of Chess Supersite, Inc., a corporation existing under the laws of Ontario, Canada (“Chess Canada”). The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement and the issuance of 5,000,000 shares of our common stock to Chess Canada. In the Acquisition, we acquired all right, title and interest in and to the properties, assets, interests and rights of Chess Canada, including the contracts and intellectual property which are related to the business of developing, operating and maintaining a website focused on the game of chess. Chess Supersite, Inc. is under the common control of Rubin Schindermann and Alexander Starr.

Overview

The Company operates an online chess site featuring sophisticated playing zones, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources. We believe that chess players have two major needs: (i) to play against each other and (ii) to watch chess matches between to players including Grandmasters. To meet that need , we have developed “Chess Stars” as an interactive and educational website that allows chess players to play online, watch broadcasted chess tournaments, learn to play and improve their skills and to participate in our patent-pending “Choose Your Moves and Win” contests. Utilizing advanced two-tier architecture, “Chess Stars” can support virtually an unlimited range of content and services designed to attract viewers. With a model similar to that of TV poker, viewers are able to see an odds matrix for any position on the chess board. Percentage of success for each move is based on statistics, computer analysis and our proprietary value calculations. The viewing of chess games is particularly adaptable to the Internet to allow for real time or archival viewing while enjoying the comments, announcements and analyses of top chess experts. We anticipate we will be able to deliver high quality viewing and game-playing experiences featuring broadcasts of top worldwide games, education, interactivity, playing and other services and facilitate the emergence of chess as a mainstream sport.

In October 2016, we started our Chess Stars Club Membership Program. Club members enjoy free entry to all events, including our cash prize events. Club membership costs $12.95 per month or $99.00 per year. At the present time, we have sold 93 Club memberships. We have derived our revenues at date from the sale of Club memberships and our live events such as Chess Stars Camps, lie chess tournaments and Chess Festivals with attendees paying on the average of $50.00 per person.

We have spent approximately $470k on software development and have issued shares fair valued at approximately $1.9mn to consultants and advisors. These expenses have been partially capitalized as Intangible Assets and the remaining part has been reported by us on the statement of operations as website development, software development and advisory and consulting expenses, and represent a major value to the Company and its investors.

Effective March 1, 2016, the Company issued its Non-Negotiable Convertible Promissory Notes (“Notes”) to two private investors in the aggregate principal amount of $300,000. Each of the Notes was in the principal amount of $150,000 with a maturity date of September 1, 2016 (“Maturity Date”), at which time the outstanding principal and interest balance is due and payable. Each of the Notes is convertible into Common Stock of the Company at a conversion price equal to 45% of the lowest trading price of the Common Stock as reported on the OTC Markets Group’s OTC Pink quotation service. The Notes provide that the holders cannot exercise their respective rights of conversion prior to the Maturity Date and that any such conversion is limited to the holders beneficially holding not more than 4.99% of the Company’s then issued and outstanding Common Stock after conversion.

Effective May 19, 2016, the Company completed a private funding transaction with a private institutional investor under the terms of the Company’s 8% Convertible Redeemable Note (“Note”) in the principal amount of $75,000.00 dated May 19, 2016. The maturity date of the Note is May 19, 2017 (“Maturity Date”), at which time the outstanding principal and interest balance is due and payable. The Note provides, among other things, that in the event the Note holder exercises the right of conversion, the conversion price will be equal to 52% of the lowest closing bid price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion. The Note further provides that such conversion is limited to the holder beneficially holding not more than 4.99% of the Company’s then issued and outstanding common stock after the conversion. The proceeds of the Note will be used by the Company for general working capital purposes.

Employees

We currently have two employees, Rubin Schindermann, our CEO, and Alexander Starr, our President. We have contracted with a number of independent contractors and consultants to provide a range of information technology and marketing services who do not receive cash compensation but receive shares of our common stock as compensation. This mitigates any need for full or part-time employees for these services.

Intellectual Property Protection

On July 8, 2016, we submitted an International Patent Application with the Canadian Intellectual Property Office for an “Interactive Expectation-Based System and Method” for our online chess competition entitled “Chess Your Moves and Win”.

Competition

We compete with companies that develop games for networks, on both web and mobile, vary in size and include companies such as DeNA Co. Ltd. (Japan), Electronic Arts Inc., Gameloft SA, GREE International, Inc., Glu Mobile Inc., King.com Inc., Zynga, Inc., Rovio Mobile Ltd., Supercell Inc., GungHo Online Entertainment, Inc., Kabam and The Walt Disney Company. Furthermore, we expect new competitors to continuously enter the market and existing competitors to allocate more resources to develop and market competing games and applications. At the present time, we have identified a number of chess online sites which could be considered competitors, such as Chess.com; InstantChess; SparkChess and Chess24, among others. We are committed to establishing and maintaining the highest quality interactive chess playing and learning site.

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Advisory Board

We have established an Advisory Board that presently consists of three (3) members; Garry Kasparov, Michael Khodarkovsky and Nava Starr. Mr. Kasparov is a Russian Chess Grandmaster, former World Chess Champion, writer and political activist. Mr. Khodarkovsky is a Chess Master. He is the President of the Kasparov Chess Foundation and World Chess Federation Senior Trainer and Chair of the International Affairs Committee of the United States Chess Federation. Nava Starr holds the title of Woman International Master. She is an eight-time Canadian Ladies Champion and has represented Canada in the Women’s Chess Olympiad and Women’s World Championship. She is married to our President Alexander Starr. The Advisory Board was established to advise and make non-binding recommendations to the Board of Directors with respect to matters within the area of expertise of the Advisory Board. The Advisory Board operates under an Advisory Board Charter. Advisory Board members do not receive cash compensation but, in the discretion of the Board of Directors, may receive stock options or stock grants.

Corporate Facilities

The Company does not own any properties at this time and has no agreements to acquire any properties. The Company leases its administrative and executive offices at a monthly rent of $1,000 per month from Hard Asset Capital Corp., a private company owned by our CEO, Rubin Schindermann, located at 1131 Leslie Street, Suite 101, Toronto, Ontario, Canada.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act 0f 2012 (“JOBS Act”) and may take advantage of certain exemptions from certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” included but not limited to, not being required to comply with auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and exemptions from the requirements of holding a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which our revenues exceed $1 billion; (ii) the date on which we issue more than $1 billion of non-convertible debt in a three year period; (iii) the last day of the fiscal year following the fifth anniversary of the date of our first sale of our common equity securities pursuant to an effective registration statement filed pursuant to the Securities Act of 1933,as amended; or (iv) when the market value of our common stock that is held by non-affiliated exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

To the extent we continue to qualify as a “smaller reporting company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company”, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as “smaller reporting company” including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; and (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements instead of three.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company or in which any officer, director or affiliate of the Company is a party.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Rubin Schindermann	65	Chief Executive Officer and Director	2014
Alexander Starr	66	President and Director	2014

Rubin Schindermann serves as the Chief Executive Officer and a director of the Registrant. Mr. Schindermann has been in the business community for over 30 years. In 2002, he established Rubin and Associates Financial Services where he provided services to several private and public companies while providing corporate governance and management direction to ensure complete transparency for shareholders. Since 2011, Mr. Schindermann has served as president and director of Hard Asset Capital Corp. Mr. Schindermann holds a Bachelor of Arts degree in science. Mr. Schindermann holds a BA from the University of Saratov USSR and a Degree in Accountancy from the University of Tel-Aviv.

Alexander Starr serves as President and a director of the Registrant. Mr. Starr has many years of experience in the business community and brings an established record in business development, marketing and management. From 2009 to 2013, Mr. Starr was president of Oxford Capital Partners, a division of a 1520814 Ontario Inc. company, responsible for day-to-day operations of the company, consulting with client companies to establish and develop business ventures. From 2013 to the present, Mr. Starr has served as president of Chess Supersite Inc., overseeing the operations and development of the supersite and promoting chess issues. Mr. Starr is a Master of Chess and a voting member of the Canadian Federation of Chess. Mr. Starr received his BA from Gorki State University, Russia.

There are no family relationships between Mr. Schindermann and Mr. Starr. As previously disclosed, Mr. Starr is the husband of Nava Starr, a member of our Advisory Board.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified from personal liability as provided by our Articles of Incorporation, our Bylaws and Section 415 of the Delaware General Corporation Act. Section 415 of the Delaware General Corporation Act authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and corporate agents. As permitted by Delaware law, our Articles of Incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection will not available for liability:

· for any breach of a duty of loyalty to our stockholders;

· for acts or omissions not in good faith or that involve intentional or knowing violation of law;

· for any transaction from which the director derived an improper personal benefit;

· for an act or omission for which the liability of the director is expressly provided aby applicable statute, including unlawful payment of dividends or unlawful stock repurchases or redemptions as provided by Section 174 of the Delaware General Corporation Law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission which provides that a person is deemed to the beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has the right to acquire ownership with 60 days. More than one person may be deemed to be the beneficial owner of the same securities.

Name	Position	Number of Shares	Percent Before Offering (1)	Percent After Offering (2)

Rubin Schindermann	CEO, Director	74,000,000 (3)	22.32%	1.39%

Alexander Starr	President, Director	74,000,000 (3)	22.32%	1.397%

All officers and directors as a group		148,000,000	44.64%	2.78%

_________________________

(1)	Based upon 331.510,520 shares outstanding as of the date of this offering.

(2)	Assumes sale of all 5,000,000,000 shares offered, and 5,331,510,520 shares outstanding following the offering.

(3)	Includes 2,000,000 shares held by Chess Supersite, Inc., a corporation organized under the laws of Ontario, Canada. Mr. Schindermann and Mr. Starr are executives and directors of that entity, and they may be deemed the beneficial owners of the shares held by such entity. Does not include 50,000,000 shares of common stock issuable upon the conversion of 500,000 shares of Series A Preferred Stock held by Mr. Schindermann and Mr. Star, respectively, which can occur within 60 days of the date of this prospectus.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning compensation paid, earned or accrued during the fiscal years ended December 31, 2015 and December 31, 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Rubin	2016	0	0	6,500,000	(a)	0	0	0	0	$800,000
Schindermann	2015	0	0	5,000,000	(b)	0	0	0	0	50,000
Alexander Starr	2016	0	0	6,500,000	(a)	0	0	0	0	$800,000
	2015	0	0	5,000,000	(b)	0	0	0	0	50,000

(a)	5,000,000 shares represent unpaid salary compensation and 1,500,000 shares represent compensation for consulting and development services in connection with the Company’s patent pending online chess competition platform.
(b)	5,000,000 shares represent unpaid salary compensation.

DESCRIPTION OF SECURITIES

Capitalization

We are authorized to issue 2,000,000,000 shares of common stock, par value $0.0001, of which 331,510,520 shares are outstanding as of June 5, 2017. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which 1,000,000 shares are currently outstanding and designated as Series A Preferred Stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the corporation, holders of common stock are to share in all assets remaining after the payment of liabilities. Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which 1,000,000 shares are designated Series A Preferred Stock. The Series A Preferred Stock is entitled to vote on all matters submitted to stockholders and shall be entitled to voting rights equal to a multiple of 2x the number of shares of common stock then issued and outstanding shall vote together with the holders of the common stock and not as a separate class. The Preferred Stock is convertible, at the holder's option, the rate of 100 shares of common stock for every one share of Series A Preferred Stock. Our CEO, Rubin Schindermann, holds 500,000 shares of the Series A Preferred Stock and our President, Alexander Starr, holds 500,000 shares of Series A Preferred Stock. Our Board of Directors is granted the authority under our Articles of Incorporation to establish and designate the rights, preferences, privileges and limitations of any class or series of our preferred stock without the need for any further action or vote of our stockholders. One consequence of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or other business combination transaction and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the authority of the Board of Directors may adversely affect the rights of holders of our common stock by granting to the preferred stock a preference over common stock on the payment of dividends, distributions in the event of liquidation and/or voting rights.

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INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares being offered has passed upon for the Company by Robert C. Laskowski, Law Office, Portland, Oregon. The Company’s audited financial statements for the fiscal years ended December 31, 2015 and December 31, 2016 have been audited by Fruci & Associates II, PLLC. Such financial statements are included herein in reliance on the report of said firm given upon their authority as experts in accounting and auditing. None of the foregoing experts or counsel have been employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective February 2, 2017, we dismissed Anton & Chia, LLP as our certifying auditors. The dismissal was not the result of any disagreements between the Company and Anton& Chia, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope. Contemporaneous with the dismissal of Anton & Chia LLP, the Company engaged Fruci & Associates II as its new certifying auditors for the fiscal years ended December 31, 2016 and December 31, 2015.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website is www.sec. gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the Securities and Exchange Commission. Our websites are located at www.chesssupersitecorp.com and www. chessstars.com. Information contained on our websites is not a prospectus and does not constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13- Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement. All of the amounts shown are estimated except for the Securities and Exchange Commission (the "SEC") registration fee.

SEC registration fee	$347.70
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$4,000.00
Miscellaneous	$0
TOTAL	$19,347.70

ITEM 14- Indemnification of Officer and Directors.

Our officers and directors are indemnified from personal liability as provided by our Articles of Incorporation, our Bylaws and Section 415 of the Delaware General Corporation Act. Section 415 of the Delaware General Corporation Act authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and corporate agents. As permitted by Delaware law, our Articles of Incorporation provide that, to the fullest extent permitted by Delaware law, no director will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection will not available for liability:

·	for any breach of a duty of loyalty to our stockholders;
·	for acts or omissions not in good faith or that involve intentional or knowing violation of law;
·	for any transaction from which the director derived an improper personal benefit;
·	for an act or omission for which the liability of the director is expressly provided aby applicable statute, including unlawful payment of dividends or unlawful stock repurchases or redemptions as provided by Section 174 of the Delaware General Corporation Law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

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ITEM 15- Recent Sales of Unregistered Securities.

The Company issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering pursuant to Section 4(a)(2) of the Securities Act or Regulation S thereunder for transaction with non-US persons residing abroad.

(1)	On May 5, 2014, 500,000 shares of common stock were issued each of Rubin Schindermann and Alexander Starr, respectively pursuant to a change of control of the Company. The aggregate consideration paid for these shares was $100.

(2)	From July 7, 2014 through December 31, 2014, the Company issued 900,000 shares of its common stock pursuant investor subscription agreements under Regulation D Rule 506 as follows:

Shareholder Name	Shares	Consideration
2339222 Ontario Limited	20,000	$2.00
Dorothy Arsenaul	10,000	$1.00
Michael Barron	10,000	$1.00
Irina Barron	10,000	$1.00
Boris Barron	10,000	$1.00
Tony Bisogno	20,000	$2.00
Bisogno Jewellers North	20,000	$2.00
Ariel Cohen	40,000	$4.00
Diane Collins	20,000	$2.00
Michael Danso	10,000	$1.00
Syrel Danso	10,000	$1.00
Mosolova Darya	30,000	$3.00
Maxim Dlugy	30,000	$3.00
Inna Dlugy	30,000	$3.00
Robert Hamilton	10,000	$1.00
Maryna Havorka	40,000	$4.00
Svetlana Kaplin	30,000	$3.00
Tony Kassabian	20,000	$2.00
Galina Kossitsina	30,000	$3.00
Edward Kotler	10,000	$1.00
Sandor Molnar	10,000	$1.00
Borys Mykhaylets	10,000	$1.00
Saul Niddam	20,000	$2.00
Norlandam	30,000	$3.00
Piter Platis	40,000	$4.00
Svyatoslav Polyakov	10,000	$1.00
Felix Rosenwasser	40,000	$4.00
Eric Schindermann	40,000	$4.00
Bruce Schoengood	20,000	$2.00
Eric Segal	20,000	$2.00
Khachaturov Sergei	30,000	$3.00
Jacob Shinderman	40,000	$4.00
Inna Sirota	20,000	$2.00
Vladimir Sirota	20,000	$2.00
Vakulenkova Svitlana	40,000	$4.00
Marselle Taub	10,000	$1.00
Regina Varnovitsky	40,000	$4.00
Mark Varnovitsly	20,000	$2.00
Elena Vinogradova	30,000	$3.00

(3)	On July 23, 2014, the Company issued 5,000,000 shares of common stock to Chess Supersite, Inc., a Canadian corporation, in connection with the Asset Purchase Agreement dated July 23, 2014 by and between the Company and Chess Supersite, Inc. The Company acquired certain intangible assets valued at $70,000.
(4)	On November 23, 2014, the Company issued 5,000,000 shares of common stock to each of Rubin Schindermann and Alexander Starr, respectively, in consideration of accrued and unpaid compensation in the amount of $50,000 each.
(5)	On November 17, 2015, the Company issued 5,000,000 shares of common stock to each of Rubin Schindermann and Alexander Starr, respectively, in consideration of accrued and unpaid compensation in the amount of $50,000 each.
(6)	In February 2016, the Company issued an aggregate of 1,130,000 shares to advisors and consultants
(7)	On March 16, 2016, the Company issued an aggregate of 65,000 shares of common stock to two investors for cash consideration of $32,500.
(8)	On July 19, 2016, the Company issued 140,000 shares of common stock to a consultant in satisfaction of an outstanding invoice for services.
(9)	On July 19, 2016, the Company issued 5,000,000 shares of common stock to each of Rubin Schindermann and Alexander Starr, respectively, in consideration of accrued and unpaid compensation in the amount of $50,000 each.
(10)	On September 14, 2016, the Company issued 1,500,000 shares of common stock to the holder of the Company’s convertible promissory note in the original principal amount of $150,000. The principal balance converted was $38,250.
(11)	on December 6, 2016, the Company issued 500,000 shares of its Series A Preferred Stock to each of Rubin Schindermann and Alexander Starr at a price of $0.0265 per share for an aggregate consideration of $26,500.
(12)	On February 2, 2017, the Company issued 1,875,000 shares of its common stock to the holder of the Company’s convertible promissory note in the original principal balance of $150,000.The principal balance converted was$5,386 at a price of $0.0029 per share.
(13)	On March 23, 2017, the Company issued an aggregate of 40,000,000 shares of its common stock to Rubin Schindermann and to Alexander Starr at a price of $0.0025 per share in satisfaction of unpaid management fees in the aggregate amount of $100,000.
(14)	On April 4, 2017, the Company issued an aggregate of 80,000,000 shares of its common stock to Rubin Schindermann and to Alexander Starr at a price of $0.0027 per share in satisfaction of unpaid management fees in the aggregate amount of $216,000.
(15)	On April 20, 2017, the Company issued an aggregate of 23,612,353 shares of its common stock at a price of $0.0017 per share in payment of interest owing on the Company’s convertible promissory notes in the amount of $40,141.

The exhibits required by Item 601 of Regulation S-X and an index thereto are included therewith.

16

UNDERTAKINGS

(1) The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act ofl933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) it; in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Chess Supersite Corporation

We have audited the accompanying balance sheets of Chess Supersite Corporation as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2016. Chess Supersite Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chess Supersite Corporation as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated positive operating cash flows since inception. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC

Spokane, WA

March 31, 2017

F-1

CHESS SUPERSITE CORPORATION

BALANCE SHEETS

	December 31,	December 31,
	2016	2015
	$	$

ASSETS
Current assets
Cash	16,262	838
Prepaid Asset [Note 10]	140,000	—
	156,262	838

Long term assets
Intangible assets [Note 6]	137,611	—
Total long term assets	137,611	—
Total assets	293,873	838

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities [Note 7]	277,518	480,919
Payable to related parties [Note 8]	514,697	400,000
Shareholder advances [Note 9]	144,474	195,436
Shares to be issued [Note 11]	—	12,500
Convertible Promissory notes, net [Note 10]	701,519	—
Derivative liability [Note 10]	475,372	—
Total current liabilities	2,113,580	1,088,855

Total liabilities	2,113,580	1,088,855

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; 1,000,000 shares issued and outstanding as at December 31, 2016 (nil shares outstanding as at December 31, 2015) [Note 11]	100	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 35,644,874 common shares outstanding as at December 31, 2016 (20,650,000 common shares outstanding as at December 31, 2015) [Note 11]	3,565	2,065
Shares to be issued [Note 11]	52,000	—
Additional paid-in capital	3,576,559	2,017,181
Accumulated deficit	(5,451,931)	(3,107,263)
Total stockholders' deficit	(1,819,707)	(1,088,017)
Total liabilities and stockholders' deficit	293,873	838

The accompanying notes are an integral part of these financial statements.

F-2

CHESS SUPERSITE CORPORATION

STATEMENTS OF OPERATIONS

	For the	For the
	year ended	year ended
	December 31, 2016	December 31, 2015
	$	$

REVENUE	5,918	—

OPERATING EXPENSES

Advisory and consultancy fee [Note 8]	954,289	2,033,611
Management services fee to related parties [Note 8]	300,000	300,000
Legal and professional fees	103,085	75,629
Software development expense	79,977	284,869
Donation	45,000	—
Website development and marketing expenses	114,044	31,323
Rent and Utilities	21,878	12,000
Travel expenses	39,216	2,491
Office and general	14,606	6,800
Total operating expenses	1,672,095	2,746,723

OTHER INCOME AND EXPENSES

Day one derivative expense	950,072	—
Change in fair value of derivative liability	(377,344)	—
Net loss on settlement of liability	34,290	—
Interest and bank charges	65,008	1,543
Exchange loss	6,465	—
Net loss before income taxes	(2,344,668)	(2,748,266)

Income taxes	—	—
Net loss	(2,344,668)	(2,748,266)

Loss per share, basic and diluted	(0.09)	(0.34)

Weighted average shares - basic and diluted	27,315,764	8,053,274

The accompanying notes are an integral part of these financial statements.

F-3

CHESS SUPERSITE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

					Additional
	Preferred stock		Common stock		paid-in	Accumulated
				Amount	capital	deficit	Total
	Shares	Amount	Shares	$	$	$	$
As at December 31, 2014	-	-	6,900,000	690	79,755	(358,997)	(278,552)

Shares issued as consideration for management services [Note 8]	-	-	10,000,000	1,000	99,000	-	100,000

Shares issued as consideration for advisory and other services [Note 11]	-	-	3,750,000	375	1,838,426	-	1,838,801

Net loss	-	-	-	-	-	(2,748,266)	(2,748,266)

As at December 31, 2015	-	-	20,650,000	2,065	2,017,181	(3,107,263)	(1,088,017)

Preferred stock issued as consideration for management services [Note 8]	1,000,000	100					100

Shares issued as consideration for management services [Note 8]	-	-	10,000,000	1,000	99,000	-	100,000

Shares issued as consideration for advisory and other services [Note 11]	-	-	2,845,000	285	1,287,255	-	1,287,540

Shares issued on conversion of convertible promissory notes [Note 11]	-	-	2,084,874	208	140,629	-	140,837

Shares issued as consideration for cash	-	-	65,000	7	32,494	-	32,501

Net loss	-	-	-	-	-	(2,344,668)	(2,344,668)

As at December 31, 2016	1,000,000	100	35,644,874	3,565	3,576,559	(5,451,931)	(1,871,807)

The accompanying notes are an integral part of these financial statements.

F-4

CHESS SUPERSITE CORPORATION

STATEMENT OF CASH FLOWS

	For the	For the
	year ended	year ended
	December 31, 2016	December 31, 2015
	$	$
OPERATING ACTIVITIES

Net loss for the period	(2,344,668)	(2,748,266)

Adjustment for non-cash items

Day one derivative loss	950,072	—
Change in fair value of derivative	(377,344)	—
Loss on settlement of liability	34,290
Shares issued for advisory and other services	1,390,500	1,938,801

Changes in operating assets and liabilities:
Change in prepaid asset	(140,000)	—
Change in accounts payable and accrued liabilities	66,146	617,022
Net cash used in operating activities	(421,004)	(192,443)

INVESTING ACTIVITIES
Amount invested on software development	(137,611)	—
Net cash used in operating activities	(137,611)	—

FINANCING ACTIVITIES

Repayment of shareholder advances	(174,595)	—
Shareholder advances	123,634	179,697
Proceeds from issuance of promissory notes	605,000	—
Proceeds from issuance of common stock	20,000	12,500
Net cash provided by financing activities	574,039	192,197

Net increase (decrease) in cash during the period	15,424	(246)
Cash, beginning of period	838	1,084
Cash, end of period	16,262	838

NON CASH INVESTING AND FINANCING ACTIVITIES
Shares issued on conversion of notes	140,837	—
Shares issued as consideration for acquisition of intangible	—	—

SUPPLEMENTAL DISCLOSURE
Cash paid for interest	36,000	—
Cash paid for taxes	—	—

The accompanying notes are an integral part of these financial statements.

F-5

CHESS SUPERSITE CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS THEN ENDED DECEMBER 31, 2016 AND 2015

1.	NATURE OF OPERATIONS

Chess Supersite Corporation, (“the Company”, formerly River Run Acquisition Corporation) was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In May, 2014, the Company effected a change in control by the redemption of the stock held by its original shareholders, the issuance of shares of its common stock to new shareholders, the resignation of its original officers and directors and the appointment of new officers and directors.

On July 6, 2015, the Company filed its form S-1/A, to amend its form S-1 previously filed on January 26, 2015 and December 11, 2014. The prospectus relates to the offer and sale of 1,500,000 shares of common stock (the “Shares”) of the Company, $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

On July 13, 2015, the Company received a notice of effectiveness from the SEC for the registration of its shares.

On September 22, 2015, the Company was able to secure an OTC Bulletin Board symbol CHZP from Financial Industry Regulatory Authority (FINRA).

2.	BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

3.	GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2016. The Company had working capital deficit of $1,957,318 and an accumulated deficit of $5,451,931 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-6

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016 and 2015.

PREPAID ASSET

Prepaid asset represents commitment fee owed by the Company to a certain investor in respect of a Securities Purchase Agreement entered into by the Company dated October 18, 2016. The Company has issued a convertible promissory note in respect of the commitment fee. The prepaid asset will be amortized using the straight-line method over the period of draw-down.

INTANGIBLE ASSETS

The Company operates an online chess site featuring sophisticated playing zones, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources. Intangible assets represent the amount incurred by the Company related to the development of the online chess gaming website.

Under ASC 985-20, there are two main stages of software development. These stages are defined as:

(A) When the technological feasibility is established, and

(B) When the product is available for general release to customers.

Costs incurred by the Company up to stage A have been expensed while costs incurred to move from stage A to stage B have been capitalized .

The Company evaluates the recoverability of the infinite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If such review indicates that the carrying amount of intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value.

REVENUE RECOGNITION

In accordance with ASC 605, revenue is recognized when persuasive evidence of an arrangement exists, services have been performed, the amount is fixed and determinable, and collection is reasonably assured.

During the period ended December 31, 2016, the Company earned revenue of $5,918, which comprises an amount of $4,500, as consideration for the arrangement of equipment and personnel to setup and produce a live streaming internet chess show and $1,418 as membership fee for the Company’s chess gaming website.

SOFTWARE DEVELOPMENT COSTS

The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the application is substantially complete and ready for its intended use. These costs are amortized using the straight-line method over the estimated economic useful life of 5 years starting from when the application is substantially complete and ready for its intended use.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. Convertible promissory notes as at December 31, 2016 are likely to be converted into shares, however, due to losses, their effect would be antidilutive. As of December 31, 2016, convertible notes outstanding could be converted into 81,089,744 shares of common stock.

F-7

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

The estimated fair value of cash, accounts payable, and accrued liabilities approximate their carrying values due to the short-term maturity of these instruments.

5.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern , which will require an entity’s management to assess, for each annual and interim period, whether there is substantial doubt about the entity’s ability to continue as a going concern within one year of the financial statement issuance date. The definition of substantial doubt within the new standard incorporates a likelihood threshold of “probable” similar to the use of that term under current GAAP for loss contingencies. Certain disclosures will be required if conditions give rise to substantial doubt. The guidance will be effective for the Company beginning with fiscal year 2017. Early adoption is permitted. The Company is currently evaluating the impact that this amended guidance will have on its financial statements and related disclosures.

The Company adopted the accounting pronouncement issued by the Financial Accounting Standards Board ("FASB") to update guidance on how companies account for certain aspects of share-based payments to employees. This pronouncement is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, with early adoption permitted. This guidance requires all income tax effects of awards to be recognized in the income statement when the awards vest or are settled and changes the presentation of excess tax benefits on the statement of cash flows.

The Company adopted these provisions on a prospective basis. In addition, this pronouncement changes guidance on: (a) accounting for forfeitures of share-based awards and (b) employers’ accounting for an employee’s use of shares to satisfy the employer’s statutory income tax withholding obligation. The adoption of this pronouncement did not have a material impact on the financial position and/or results of operations.

On January 1, 2016, the Company adopted the accounting pronouncement issued by the FASB to update the guidance related to the presentation of debt issuance costs. This guidance requires debt issuance costs, related to a recognized debt liability, be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability rather than being presented as an asset. The Company adopted this pronouncement on a retrospective basis, and the adoption did not have a material impact on the financial position and/or results of operations.

In November 2015, an accounting pronouncement was issued by the FASB to simplify the presentation of deferred income taxes within the balance sheet. This pronouncement eliminates the requirement that deferred tax assets and liabilities are presented as current or noncurrent based on the nature of the underlying assets and liabilities. Instead, the pronouncement requires all deferred tax assets and liabilities, including valuation allowances, be classified as noncurrent. This pronouncement is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company intends to adopt this pronouncement on January 1, 2017, and the adoption will not have a material impact on the financial position and/or results of operations.

F-8

On April 7, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this Update apply to all companies. They became effective for public business entities in the annual period ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted.

6.	INTANGIBLE ASSETS

The Company is continuing software development and is recognizing costs related to these activities as expenses during the period in which they are incurred. Intangible assets amounting to $137,611 were capitalized during the year ended and as at December 31, 2016. The Company evaluates the recoverability of the infinite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable.

7.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable amounting to $277,519 as at December 31, 2016, primarily represents accrual for software development fee amounting to $226,906, accrual for marketing services amounting to $13,650, and other accruals for professional services. (2015: Accrual for advisory and consultancy fee amounting to $336,111, accrual for software development fee amounting to $95,318, accrual for marketing services amounting to $28,500, accrual for rent amounting to $9,000 and other accruals for professional services).

8.	RELATED PARTY TRANSACTIONS AND BALANCES

During the year ended December 31, 2016, $300,000 (December 31, 2015: $300,000) was recorded as management services fee payable to Rubin Schindermann and Alexander Starr, who are shareholders in the Company. They were issued 10,000,000 shares to settle $100,000 of the amount owed. The amount is included in the related party balance as at December 31, 2016.

During the year ended December 31, 2016, the Company issued 500,000 shares of Series ‘A’ Preferred Stock each, to the two directors, as consideration for their services.

Advisory and consultancy fee includes $30,000 (December 31, 2015: $1,500,000) for Rubin Schindermann and Alexander Starr, who are shareholders in the Company. They were issued 1,000,000 shares (December 31, 2015: 3,000,000) for these services performed as of and for the year ended December 31, 2016. These were recorded at fair value.

Amounts payable to Rubin Schindermann and Alexander Starr as at December 31, 2016 were $285,000 and $229,697, respectively.

As disclosed in Note 12, the Company is party to a lease agreement dated October 1, 2015, with Hard Assets Capital Corp., which is a related entity by virtue of common directorship.

9.	SHAREHOLDER ADVANCES

Shareholder advances represent expenses paid by the owners from personal funds. The amount is non-interest bearing, unsecured and due on demand. The amount of advance as at December 31, 2016 and 2015 was $144,474 and $195,436, respectively. The amounts repaid during the years ended December 31, 2016 and 2015 were $174,595 and $nil, respectively.

10.	CONVERTIBLE PROMISSORY NOTES

During the year ended December 31, 2016, the Company issued convertible promissory notes, details of which are as follows:

Convertible Redeemable note issued on October 18, 2016, amounting to $140,000 (Note H), representing commitment fee owed by the Company pursuant to Securities Purchase Agreement entered into by the Company dated October 18, 2016.

The key terms/features of the convertible note are as follows:

1.	The maturity date of the Note is July 18, 2017.
2.	Interest on the unpaid principal balance of this Note shall accrue at the rate of 7 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 80% of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	The Company shall not be obligated to accept any conversion request before six months from the date of the note.
5.	Conversion is limited to the holder beneficially holding not more than 9.99% of the Company’s then issued and outstanding common stock after the conversion.

Convertible Redeemable notes issued on October 18, 2016, amounting to $100,000 and $25,000 (Notes F and G).

The key terms/features of the convertible note are as follows:

1.	The maturity date of the Note is July 18, 2017.
2.	Interest on the unpaid principal balance of this Note shall accrue at the rate of 7 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 57.5% of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	The Company shall not be obligated to accept any conversion request before six months from the date of the note.
5.	Conversion is limited to the holder beneficially holding not more than 9.99% of the Company’s then issued and outstanding common stock after the conversion.

Convertible promissory notes issued on July 14, 2016 and September 15, 2016, amounting to $75,000 (Note D) and $30,000 (Note E), respectively.

The key terms/features of the convertible notes are as follows:

1.	The maturity dates of the notes were January 13, 2017 and March 14, 2017.
2.	Interest on the unpaid principal balance of this note shall accrue at the rate of 8 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 52% of the lowest closing bid price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	The Company shall not be obligated to accept any conversion request before six months from the date of the note.
5.	Conversion is limited to the holder beneficially holding not more than 4.99% of the Company’s then issued and outstanding common stock after the conversion.

F-9

Convertible promissory notes issued on March 1, 2016 amounting to $150,000 each to two investors (Notes B and C).

The key terms/features of the convertible notes are as follows:

1.	The Holders have the right from six months after the date of issuance, and until any time until the Notes are fully paid, to convert any outstanding and unpaid principal portion of the Notes, into fully paid and non–assessable shares of Common Stock (par value $.0001).
2.	The Notes are convertible at a fixed conversion price of 45% of the lowest trading price of the Common Stock as reported on the OTC Pink maintained by the OTC Markets Group, Inc. upon which the Company’s shares are currently quoted, for the four (4) prior trading days including the day upon which a Notice of Conversion is received by the Company.
3.	Interest on the unpaid principal balance of this Note shall accrue at the rate of twenty-four (24%) per annum.
4.	Beneficial ownership is limited to 4.99%.
5.	The Notes may be prepaid in whole or in part, at any time during the period beginning on the issue date and ending on the maturity date September 1, 2016, beginning at 100% of the outstanding principal, accrued interest and certain other amounts that may be due and owing under the Notes.

Convertible Redeemable note issued on May 19, 2016, amounting to $75,000 (Note A).

The key terms/features of the convertible note are as follows:

1.	The maturity date of the Note is May 19, 2017.
2.	Interest on the unpaid principal balance of this Note shall accrue at the rate of 8 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 52% of the lowest closing bid price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	Conversion is limited to the holder beneficially holding not more than 4.99% of the Company’s then issued and outstanding common stock after the conversion.

Interest amounting to $49,336 was accrued for the year ended December 31, 2016.

Derivative liability

The Notes B and C amounting to $150,000 and Note A amounting to $75,000, issued on March 1, 2016 and May 19, 2016, respectively, matured on September 1, 2016 and November 19, 2016, respectively, thereby resulting in the conversion option becoming exercisable to the holders. On September 2, 2016, the holder of Note B amounting to $150,000, exercised their right to convert principal amount of $38,250 into shares of the Company. On December 14, 2016, the holder of Note A amounting to $75,000 exercised their right to convert principal amount of $5,231 into shares of the Company. The Company recorded and fair valued the derivative liability as follows:

	September 1	September 30	November 19	December 14	December 31
Initial valuation of derivative liability	$849,431		100,640
Derivate liability	849,431	482,339	582,979	584,670	475,372
Effect of conversion		(108,048)		10,692	-
Change in fair value		(259,044)		(268,046)	(377,344)

11.	STOCKHOLDERS’ DEFICIT

The Company’s authorized capital stock consists of 100,000,000 shares of common stock. At December 31, 2016, there were 35,644,874 shares of common stock issued and outstanding (at December 31, 2015: 20,650,000 shares of common stock issued and outstanding).

The Company has not declared any dividends in its fiscal year ended December 31, 2016 (December 31, 2015: $nil). Currently, the Company has no intention of paying cash dividends in the foreseeable future, but rather intends to use any future earnings for the development of its business in the foreseeable future.

F-10

Capitalization

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 35,644,874 shares are outstanding as of December 31, 2016 and 20,000,000 shares of preferred stock, par value $0.0001, of which 1,000,000 were designated as Series ‘A’ Preferred Stock during the year. This Series ‘A’ preferred stock carry voting rights equal to a multiple of 2X the number of shares of Common Stock issued and outstanding that are entitled to vote on any matter requiring shareholder approval.

During the year ended December 31, 2016, the Company issued 500,000 shares of Series ‘A’ Preferred Stock each, to the two directors, as consideration for their services.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no pre-emptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

On November 23, 2015, the Company issued 5,000,000 shares of common stock each to Rubin Schindermann and Alexander Starr as consideration to settle outstanding management fee in the amount of $50,000 each, which were recorded at fair value.

On November 25, 2015, the Company filed a registration statement on Form S-8 for 10,000,000 shares of common stock to be issued as compensation to officers, directors, employees, advisers and consultants. In December 2015, the Company issued 3,750,000 shares of common stock under the registration statement, as compensation for advisory and consultancy services amounting to $1,838,801, which were recorded at fair value. All services had been performed as of December 31, 2015.

On March 17, 2016, the Company issued 65,000 shares of common stock at a price of $0.50 per share for an aggregate price of $32,500 in cash. Proceeds of $12,500 were received during the year ended December 31, 2015 and proceeds of $20,000 were received during the year ended December 31, 2016.

During the year ended December 31, 2016, the Company issued 13,845,000 shares of common stock to individuals as consideration for advisory and consultancy services amounting to $1,387,640 which were recorded at fair value. All services have been performed as of December 31, 2016.

During the year ended December 31, 2016, the Company issued 1,500,000 and 584,874 shares of common stock to individuals on conversion of convertible promissory notes amounting to $38,250 and $5,231, respectively.

Shares to be issued represent 80,000 shares of common stock to be issued as compensation to advisers and consultants. These were recorded at fair value of $52,000, based on the market price of the Company’s stock on the date of issue.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have pre-emptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

12.	LEASE AGREEMENT

The Company is party to a lease agreement dated October 1, 2015, with Hard Assets Capital Corp., for the lease of its office premises. The term of the lease was one year from the date of the agreement and provides for a base rent of $1,000 per month for the premises. This agreement was renewed on October 1, 2016 for one year.

F-11

13.	INCOME TAXES

Income taxes

The provision for income taxes is calculated at US corporate tax rate of approximately 35% (2015: 35%) as follows:

	2016	2015

Net loss for the year	$(2,344,668)	$(2,748,266)
Expected income tax recovery from net loss	820,634	961,893
Tax effect of expenses not deductible for income tax:
Fair value of shares issued for services	(485,674)	(678,580)
Change in valuation allowance	(334,960)	(283,313)
	-	-

Deferred tax assets

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31:

	2016	2015
Deferred Tax Assets - Non-current:

Tax effect of NOL Carryover	$743,922	$408,962
Less valuation allowance	(743,922)	(408,962)
Deferred tax assets, net of valuation allowance	-	-

At December 31, 2016, the Company had net operating loss carryforwards of approximately $2,125,491 (2015: $1,168,462) that may be offset against future taxable income from the year by 2036. No tax benefit has been reported in the December 31, 2016 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

14.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to March 31, 2017, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

In January, February and March 2017, the Company issued an aggregate of 9,661,095 shares of common stock pursuant to conversion notices received from one of the holders of the convertible promissory notes.

In March 2017, the Company issued 1,857,000 shares of common stock pursuant to conversion notices received from one of the holders of the convertible promissory notes.

During February and March 2017, the Company issued 4,000,000 shares of common stock as consideration for consulting services.

F-12

CHESS SUPERSITE CORPORATION

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2017	2016
	$	$

ASSETS
Current assets
Cash	17	16,262
Prepaid asset [Note 5]	140,000	140,000
	140,017	156,262

Long term assets
Intangible assets	134,171	137,611
Total long term assets	134,171	137,611
Total assets	274,188	293,873

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	331,450	277,518
Payable to related parties [Note 3]	489,697	514,697
Shareholder advances [Note 4]	169,084	144,474
Convertible Promissory notes, net [Note 5]	708,393	701,519
Derivative liability [Note 5]	782,793	475,372
Total current liabilities	2,481,417	2,113,580

Total liabilities	2,481,417	2,113,580

Contingencies and commitments	-	-

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; 1,000,000 shares issued and outstanding as of March 31, 2017 (1,000,000 shares outstanding as of December 31, 2016) [Note 6]	100	100
Common stock, $0.0001 par value, 2,000,000,000 shares authorized, 93,561,615 common shares outstanding as of March 31, 2017 (35,644,874 common shares outstanding as of December 31, 2016) [Note 6]	9,357	3,565
Shares to be issued [Note 6]	52,000	52,000
Additional paid-in capital	3,732,893	3,576,559
Accumulated deficit	(6,001,579)	(5,451,931)
Total stockholders' deficit	(2,207,229)	(1,819,707)
Total liabilities and stockholders' deficit	274,188	293,873

The accompanying notes are an integral part of these unaudited condensed financial statements.

G-1

CHESS SUPERSITE CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the	For the
	three months ended	three months ended
	March 31, 2017	March 31, 2016
	$	$

REVENUE	969	—

OPERATING EXPENSES

Advisory and consultancy fee	36,000	245,318
Management services fee to related parties [Note 3]	75,000	75,000
Legal and professional fees	32,366	18,780
Software development expense	30,400	21,000
Donation	—	45,000
Website development and marketing expenses	24,321	2,898
Rent and Utilities	4,855	3,502
Travel expenses	8,037	—
Depreciation expense	3,440
Office and general	18	4,367

Total operating expenses	214,437	415,865

OTHER INCOME AND EXPENSES

Change in fair value of derivative liability	307,421	—
Interest and bank charges	28,248	6,295
Exchange loss	511	5,862

Net loss before income taxes	(549,648)	(428,022)

Income taxes	—	—
Net loss	(549,648)	(428,022)

Loss per share, basic and diluted	(0.011)	(0.020)

Weighted average shares - basic and diluted	48,697,206	21,294,167

The accompanying notes are an integral part of these unaudited condensed financial statements.

G-2

CHESS SUPERSITE CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the	For the
	three months ended	three months ended
	March 31, 2017	March 31, 2016
	$	$
OPERATING ACTIVITIES

Net loss for the period	(549,648)	(428,022)

Adjustment for non cash items

Change in fair value of derivative	307,421	—
Depreciation expense	3,440
Shares issued for advisory and other services	139,000	577,500

Changes in operating assets and liabilities:
Change in accounts payable and accrued liabilities	28,932	(259,861)
Net cash used in operating activities	(70,855)	(110,383)

FINANCING ACTIVITIES

Repayment of shareholder advances	(5,802)	(7,015)
Shareholder advances	30,412	—
Proceeds from issuance of promissory notes	30,000	300,000
Proceeds from issuance of common stock	—	20,000
Net cash provided by financing activities	54,610	312,985

Net increase (decrease) in cash during the period	(16,245)	202,602
Cash, beginning of period	16,262	838
Cash, end of period	17	203,440

NON CASH INVESTING AND FINANCING ACTIVITIES

Shares issued on conversion of notes	26,126	—
Shares issued as consideration for acquisition of intangible	—	—
Cash paid for interest	—	—
Cash paid for taxes	—	—

The accompanying notes are an integral part of these unaudited condensed financial statements.

G-3

CHESS SUPERSITE CORPORATION

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	Organization, Nature of Business, Going Concern and Management Plans

Organization and Nature of Business

Chess Supersite Corporation ("Chess Supersite" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company’s current business comprises the operation of an extensive Chess gaming website. This comprehensive user friendly web site www.chessstars.com, is currently offering a state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more.

In May, 2014, the Company effected a change in control by the redemption of the stock held by its original shareholders, the issuance of shares of its common stock to new shareholders, the resignation of its original officers and directors and the appointment of new officers and directors.

On July 6, 2015, the Company filed its form S-1/A, to amend its form S-1 previously filed on January 26, 2015 and December 11, 2014. The prospectus relates to the offer and sale of 1,500,000 shares of common stock (the “Shares”) of the Company, $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

On July 13, 2015, the Company received a notice of effectiveness from the SEC for the registration of its shares.

On September 22, 2015, the Company was able to secure an OTC Bulletin Board symbol CHZP from Financial Industry Regulatory Authority (FINRA).

Going Concern and Management Plans

The Company has not yet generated significant revenue since inception to date and has sustained operating losses during the three months ended March 31, 2017. The Company had working capital deficit of $2,341,400 and an accumulated deficit of $5,995,932 as of March 31, 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The unaudited condensed interim financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The condensed unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

G-4

CHESS SUPERSITE CORPORATION

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and the rules and regulations of the SEC and are expressed in US dollars. Accordingly, the unaudited condensed interim financial statements do not include all information and footnotes required by US GAAP for complete annual financial statements. The unaudited condensed interim financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2017 or for any other interim period. The unaudited condensed interim financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the year ended December 31, 2016.

Reclassification of comparative figures

Certain of the prior period figures have been reclassified to align with Management’s current view of the Company’s operations.

Use of Estimates

The preparation of the unaudited condensed interim financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals. Actual results could materially differ from those estimates.

Intangible Assets

Identifiable intangible assets with finite lives are amortized over their estimated useful lives and are reviewed for impairment whenever facts and circumstances indicate that their carrying values may not be fully recoverable. The intangible assets with definite lives are being amortized over its estimated useful lives of 10 years using the straight-line method.

Revenue recognition

In accordance with ASC 605, revenue is recognized when persuasive evidence of an arrangement exists, services have been performed, the amount is fixed and determinable, and collection is reasonably assured.

Recently Issued Accounting Standards

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

G-5

CHESS SUPERSITE CORPORATION

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

3.	Related Party Transactions and Balances

During the three months ended March 31, 2017, $75,000 (March 31, 2016: $75,000) was recorded as management services fee payable to Rubin Schindermann and Alexander Starr, who are shareholders in the Company. The amount is included in the related party balance as at March 31, 2017.

4.	Shareholder Advances

Shareholder advances represent expenses paid by the owners from personal funds. The amount is non-interest bearing, unsecured and due on demand. The amount of advance as at March 31, 2017 and December 31, 2016 was $169,084 and $144,474, respectively. The amounts repaid during the three months ended March 31, 2017 and 2016 were $5,802 and $7,015, respectively.

5.	Convertible Promissory Notes

During the three months ended March 31, 2017, the Company issued convertible promissory notes, details of which are as follows:

Convertible promissory note issued on January 31, 2017 amounting to $33,000 (Note I).

The key terms/features of the convertible note are as follows:

1.	The maturity date of the note is November 5, 2017
2.	Interest on the unpaid principal balance of this note shall accrue at the rate of 12% per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 58% of the average of the three (3) lowest closing bid price of the Company’s common stock for the fifteen (15) trading days prior to the date of conversion.
4.	The Company shall not be obligated to accept any conversion request before six months from the date of the note.
5.	Conversion is limited to the holder beneficially holding not more than 4.99% of the Company’s then issued and outstanding common stock after the conversion.

During the year ended December 31, 2016, the Company issued convertible promissory notes, details of which are as follows:

Convertible Redeemable note issued on October 18, 2016, amounting to $140,000 (Note H), representing commitment fee owed by the Company pursuant to Securities Purchase Agreement entered into by the Company dated October 18, 2016.

The key terms/features of the convertible note are as follows:

1.	The maturity date of the Note is July 18, 2017.
2.	Interest on the unpaid principal balance of this Note shall accrue at the rate of 7 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 80% of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	The Company shall not be obligated to accept any conversion request before six months from the date of the note.
5.	Conversion is limited to the holder beneficially holding not more than 9.99% of the Company’s then issued and outstanding common stock after the conversion.

Convertible Redeemable notes issued on October 18, 2016, amounting to $100,000 and $25,000 (Notes F and G).

The key terms/features of the convertible note are as follows:

1.	The maturity date of the Note is July 18, 2017.
2.	Interest on the unpaid principal balance of this Note shall accrue at the rate of 7 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 57.5% of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	The Company shall not be obligated to accept any conversion request before six months from the date of the note.
5.	Conversion is limited to the holder beneficially holding not more than 9.99% of the Company’s then issued and outstanding common stock after the conversion.

G-6

Convertible promissory notes issued on July 14, 2016 and September 15, 2016, amounting to $75,000 (Note D) and $30,000 (Note E), respectively.

The key terms/features of the convertible notes are as follows:

1.	The maturity dates of the notes were January 13, 2017 and March 14, 2017.
2.	Interest on the unpaid principal balance of this note shall accrue at the rate of 8 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 52% of the lowest closing bid price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	As maturity dates have passed, the Company is now obligated to accept all conversion requests on the notes.
5.	Conversion is limited to the holder beneficially holding not more than 4.99% of the Company’s then issued and outstanding common stock after the conversion.

Convertible promissory notes issued on March 1, 2016 amounting to $150,000 each to two investors (Notes B and C).

The key terms/features of the convertible notes are as follows:

1.	The Holders have the right from six months after the date of issuance, and until any time until the Notes are fully paid, to convert any outstanding and unpaid principal portion of the Notes, into fully paid and non–assessable shares of Common Stock (par value $.0001).
2.	The Notes are convertible at a fixed conversion price of 45% of the lowest trading price of the Common Stock as reported on the OTC Pink maintained by the OTC Markets Group, Inc. upon which the Company’s shares are currently quoted, for the four (4) prior trading days including the day upon which a Notice of Conversion is received by the Company.
3.	Interest on the unpaid principal balance of this Note shall accrue at the rate of twenty-four (24%) per annum.
4.	Beneficial ownership is limited to 4.99%.
5.	The Notes may be prepaid in whole or in part, at any time during the period beginning on the issue date and ending on the maturity date September 1, 2016, beginning at 100% of the outstanding principal, accrued interest and certain other amounts that may be due and owing under the Notes.

Convertible Redeemable note issued on May 19, 2016, amounting to $75,000 (Note A).

The key terms/features of the convertible note are as follows:

1.	The maturity date of the Note is May 19, 2017.
2.	Interest on the unpaid principal balance of this Note shall accrue at the rate of 8 % per annum.
3.	In the event the Note holder exercises the right of conversion, the conversion price will be equal to 52% of the lowest closing bid price of the Company’s common stock for the twenty (20) trading days prior to the date of conversion.
4.	Conversion is limited to the holder beneficially holding not more than 4.99% of the Company’s then issued and outstanding common stock after the conversion.

G-7

CHESS SUPERSITE CORPORATION

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

Derivative liability

The Notes B and C amounting to $150,000 and Note A amounting to $75,000, issued on March 1, 2016 and May 19, 2016, respectively, matured on September 1, 2016 and November 19, 2016, respectively, thereby resulting in the conversion option becoming exercisable to the holders. On September 2, 2016, the holder of Note B amounting to $150,000, exercised their right to convert principal amount of $38,250 into shares of the Company. On December 14, 2016, the holder of Note A amounting to $75,000 exercised their right to convert principal amount of $5,231 into shares of the Company. The Company recorded and fair valued the derivative liability as follows:

	Derivative liability as at December 31, 2016	Conversions during Q1 2017	Initial Valuation during Q1 2017	Fair value adjustment on March 31	Derivative liability as at March 31, 2017
Note A	92,693	(25,963)	-	7,424	74,424
Note B and C	382,409	31,610	-	84,823	498,842
Note D and E	-	-	136,969	72,558	209,527
	475,372	5,647	136,969	164,805	782,793

6.	Stockholders’ Deficit

The Company’s authorized capital stock consists of 2,000,000,000 shares of common stock and 20,000,000 shares of preferred stock. At March 31, 2017, there were 93,561,615 shares of common stock issued and outstanding (at December 31, 2016: 35,644,874 shares of common stock issued and outstanding).

Capitalization

The Company is authorized to issue 2,000,000,000 shares of common stock, par value $0.0001, of which 93,561,615 shares are outstanding as at March 31, 2017. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which 1,000,000 shares were outstanding as at March 31, 2017.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

G-8

CHESS SUPERSITE CORPORATION

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no pre-emptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

During the quarter ended March 31, 2017, the Company issued 4,000,000 shares of common stock to individuals as consideration for advisory and consultancy services amounting to $36,000 which were recorded at fair value. All services have been performed as of March 31, 2017.

During the quarter ended March 31, 2017, the Company issued 12,059,741 and 1,857,000 shares of common stock to individuals on conversion of convertible promissory notes amounting to $20,741 and $5,385, respectively.

During the quarter ended March 31, 2017, the Company issued 20,000,000 shares of common stock each to Rubin Schindermann and Alexander Starr as consideration to settle outstanding management fee in the amount of $50,000 each, which were recorded at fair value.

Shares to be issued represent 80,000 shares of common stock to be issued as compensation to advisers and consultants. These were recorded at fair value of $52,000, based on the market price of the Company’s stock on the date of issue.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have pre-emptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

7.	Loss Per Share

FASB ASC 260, Earnings Per Share provides for calculations of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

8.	Subsequent Events

The Company’s management has evaluated subsequent events up to May 15, 2017, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

Effective April 10, 2017, the Company filed an amended Certificate of Incorporation to increase its authorized common stock to 2,000,000,000 shares.

In April 2017, the Company issued 40,000,000 shares of common stock each, to Rubin Schindermann and Sasha Starr, as consideration for advisory and consultancy services, which were recorded at fair value.

In April 2017, the Company issued 4,000,000 shares of common stock as consideration for advisory and consultancy services, which were recorded at fair value.

In April and May 2017, the Company issued 69,617,396 shares of common stock to individuals on conversion of convertible promissory notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf, thereunto duly authorized, in Toronto, Ontario, Canada on June 7, 2017.

CHESS SUPERSITE CORPORATION

By:	/s/ Rubin Schindermann
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rubin Schindermann	Chief Executive Officer	June 7, 2017
Rubin Schindermann

s/ Rubin Schindermann	Director	June 7, 2017
Rubin Schindermann

/s/ Alexander Starr	President	June 7, 2017
Alexander Starr

s/ Alexander Starr	Director	June 7, 2017
Alexander Starr

s/ Rubin Schindermann	Chief Financial Officer	June 7, 2017
Rubin Schindermann

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EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
2.1	Asset Acquisition Agreement	8-K	2.1	12/11/2014
3(i)(a)	Articles of Incorporation	10-12G	3.1	09/13/2013
3(i)(a)(1)	Amended Articles of Incorporation	8-K		05/13/2014
3(i)(a)(2)	Certificate of Amendment	8-K	3.1	10/20/2016
3(i)(a)(3)	Certificate of Amendment	8-K	3.1	04/12/2017
3.2	Bylaws	10-12G	3.2	09/13/2013
5*	Opinion of Robert C. Laskowski Law Office
10.1*	Form of Securities Purchase Agreement-Blackbridge Capital Growth Fund, LLC
23.1*	Consent of Fruci & Associates II, PLLC

* Filed herewith

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